UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 26, 2016

ELECTRONIC SYSTEMS TECHNOLOGY, INC.
(A Washington Corporation)

Commission File No. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Bldg B1
Kennewick WA 99336
(Address of principal executive offices)

 Registrant’s telephone number, including area code:  (509) 735-9092

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On January 13, 2016, Electronic Systems Technology, Inc. (the "Company") announced that its Board of Directors has authorized a stock repurchase program pursuant to which the Company may repurchase up to $100,000.00 of the Company's common stock, subject to stock market conditions and corporate considerations. The Company's repurchase may be executed using open market purchases, privately negotiated agreements or other transactions. The repurchase program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The stock repurchase program may be suspended or discontinued at any time without prior notice.

On January 26, 2016, the Company issued the press release attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

99.1	Press Release issued by the Company on January 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ Michael W. Eller

By: Michael W. Eller

President and CEO

Date: January 26, 2016